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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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MGI PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGI PHARMA, INC.
5775 West Old Shakopee Road
Suite 100
Bloomington, Minnesota 55437-3174

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2006
TO THE STOCKHOLDERS OF MGI PHARMA, INC.:
     Notice is hereby given that the Annual Meeting of Stockholders of MGI PHARMA, INC. (“MGI PHARMA” or the “Company”) will be held on Tuesday, May 9, 2006, at the IDS Center, 80 South 8th Street, Windows on Minnesota, 50th Floor, Minneapolis, Minnesota, at 1:00 p.m., Central time, for the following purposes:
1.	To elect eight directors to serve for the ensuing year and until their successors are elected;

2.	To approve the Amended and Restated 1997 Stock Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares available for issuance under the Incentive Plan by 7,400,000 shares;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

4	To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.
     Only holders of record of MGI Common Stock at the close of business on March 13, 2006, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.
     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

BY ORDER OF THE BOARD OF DIRECTORS

Eric P. Loukas
Secretary
March 30, 2006

PROPOSAL ONE ELECTION OF DIRECTORS
BOARD MATTERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
PROPOSAL TWO AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARATIVE STOCK PERFORMANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING

MGI PHARMA, INC.
5775 West Old Shakopee Road
Suite 100
Bloomington, Minnesota 55437-3174

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2006
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. (“MGI” or the “Company”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 9, 2006, at the IDS Center, 80 South 8th Street, Windows on Minnesota, 50th Floor, Minneapolis, Minnesota, at 1:00 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders commencing on or about March 30, 2006. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005 is being furnished to each stockholder with this Proxy Statement.
     All holders of the Company’s Common Stock whose names appear of record on the Company’s books at the close of business on March 13, 2006, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the record date, a total of 78,012,213 shares of such Common Stock were outstanding with each share being entitled to one vote. There is no cumulative voting. A quorum of a majority of our shares of common stock outstanding and entitled to vote as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business.
     The affirmative vote of a plurality of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for election as a director. This means that the eight nominees for director receiving the most votes will be elected at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and to approve the amendment and restatement of the Incentive Plan. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted for each such proposal. If a stockholder abstains (or indicates a “withhold vote for” as to directors) from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter. Under the Nasdaq Stock Market and New York Stock Exchange rules, brokers will not have discretionary authority to vote on the approval of the amendment and restatement of the Incentive Plan. Accordingly, broker non-votes will not effect the outcome of votes taken at the annual meeting. Abstentions, however, will have the same effect as a vote against the proposal to approve the amendment and restatement of the Incentive Plan.
     So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company at the address on the cover page of this Proxy Statement, of a written notice of termination of the proxy’s authority or by a duly executed proxy bearing a later date.
     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, facsimile transmission or in person. We also may engage the services of The Altman Group to solicit proxies at a cost of $5,000, plus the payment of any reasonable and customary expenses.
PROPOSAL ONE
ELECTION OF DIRECTORS
     The Company’s Second Amended and Restated Articles of Incorporation, as amended, and Restated Bylaws, as amended, provide that the stockholders shall fix the size of the Board of Directors, but in any event, the Board of Directors shall consist of no fewer than three members. The Board of Directors is currently set at nine members, of which there are eight directors in office. The Articles require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, “control” is defined as direct or indirect beneficial ownership of more than 25 % of a corporation’s voting stock.
     Seven of the current directors were elected at the 2005 annual meeting. In connection with the Company’s acquisition of Guilford Pharmaceuticals Inc. (“Guilford”), the Company agreed to appoint a designee of Guilford to its Board of Directors. Through the Company’s nominating and corporate governance process, Dean J. Mitchell, who was the former president and chief executive officer and a director of Guilford, was appointed to the Company’s Board of Directors. The eight incumbent directors (including Mr. Mitchell) have been nominated for re-election to the Company’s Board of Directors at the Annual Meeting to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a plurality of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for election as a director. This means that the eight nominees for director receiving the most votes will be elected at the Annual Meeting. Each of the nominees is currently serving on the Board of Directors and qualifies as an independent director as defined in the Nasdaq Rule 4200, except Mr. Moulder and Mr. Mitchell, who as a result of their employment by the Company and, in the case of Mr. Moulder, his role as an officer of the Company, are not independent. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

			Principal occupation and business
Name	Age	Director since	experience for past five years
Andrew J. Ferrara	66	May 1998	President and Chief Executive Officer, Boston Healthcare Associates, Inc. (healthcare consulting firm) since 1993. Prior experience includes 20 years with Eli Lilly & Company both in the U.S. and Europe.(1)

Edward W. Mehrer	67	September 2002	Prior to retirement in 2003, Chief Financial Officer and Interim Chief Executive Officer of CyDex, Inc., a drug delivery company. Prior to joining CyDex in November 1996, Mr. Mehrer was Executive Vice President and Chief Financial and Administrative Officer of Marion Merrell Dow (pharmaceuticals) and a Director and member of its Executive Committee. From 1976 to 1986, Mr. Mehrer served as partner-in-charge of audit and accounting for Peat Marwick in Kansas City, Missouri.(2)

Hugh E. Miller	70	October 1992	Prior to retirement in December 1990, Vice Chairman and Director of ICI Americas Inc. (chemicals, pharmaceuticals, agricultural, consumer and specialty products).(3)

Dean J. Mitchell	50	October 2005	Employee of the Company since October 2005. President and Chief Executive Officer of Guilford Pharmaceuticals Inc. from December 2004 through its acquisition by the Company in October

			Principal occupation and business
Name	Age	Director since	experience for past five years
			2005. Prior to Guilford Pharmaceuticals, senior management positions with Bristol-Myers Squibb Company, including President, International Pharmaceuticals, President, U.S. Primary Care, and Vice President, Strategy since 2001, and employed from 1987 through 2001 with GlaxoSmithKline and its predecessor business, most recently as Senior Vice President, Clinical Development and Product Strategy. (4)

Leon O. Moulder, Jr.	48	May 2003	Chief Executive Officer of MGI since May 2003, President since May 2002, formerly Chief Operating Officer and Executive Vice President from September 1999 to May 2002; prior to joining MGI in September 1999, Vice President of Business Development and Commercial Affairs at Eligix, Inc. (biomedical) from November 1997, and a variety of sales, sales management, marketing and business development positions at Hoechst Marion Roussel, Inc., Marion Merrell Dow Pharmaceuticals, Inc. and Marion Laboratories, Inc. (pharmaceuticals) from September 1981.(5)

David B. Sharrock	69	May 2001	Consultant to public and private pharmaceutical companies since 1994; formerly Chief Operating Officer and director of Marion Merrill Dow from 1990 to 1994.(6)

			Principal occupation and business
Name	Age	Director since	experience for past five years
Waneta C. Tuttle, Ph.D.	59	January 2004	Owner and Chief Executive Officer of Southwest Medical Ventures, a life science venture development company, since 1992; director of Exagen Diagnostics, Inc., a molecular diagnostics company, since 2002; director of the National Center for Genome Resources from 1995 to 2004; Chief Executive Officer of PhDx Systems from 1994 to 2000; member of Charles Stark Draper Laboratories since 1994; previously served in a variety of roles at the Lovelace Medical Foundation, including Vice President and Chief Operating Officer. (7)

Arthur L. Weaver, M.D.	69	July 1998	Clinical professor in the Department of Medicine, University of Nebraska Medical Center since 1995. Consultant to pharmaceutical companies; prior to retirement in 2002, Director of Clinical Research at the Arthritis Center of Nebraska since 1988.

(1)	Mr. Ferrara is also a director of Medisyn Technologies, Inc.

(2)	Mr. Mehrer is also a director of FBL Financial Group, Inc., Novastar Financial, Inc. and Winn-Dixie Stores, Inc.

(3)	Mr. Miller is also a director of Wilmington Trust Corp., Inc.

(4)	Mr. Mitchell is also a director of Ista Pharmaceuticals Inc.

(5)	Mr. Moulder is also a director of MethylGene, Inc.

(6)	Mr. Sharrock is also a director of Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals Inc.), Praecis Pharmaceuticals, Inc., and Cincinnati Bell, Inc.

(7)	Dr. Tuttle is also a director of Exagen Diagnostics, Inc. and PhDx Systems, Inc.

BOARD MATTERS
     Any stockholder can communicate with our Board of Directors, or any subset of the Board members, by sending a letter addressed to the MGI PHARMA Board of Directors; c/o MGI PHARMA Corporate Secretary; 5775 West Old Shakopee Road, Suite 100; Bloomington, Minnesota 55437-3174. The Corporate Secretary will promptly forward all communications so received to the full Board of Directors or the individual Board members specifically addressed in the communication.
     The Board of Directors has the following standing committees: (i) an audit committee consisting of Messrs. Ferrara, Mehrer and Sharrock, (ii) a compensation committee consisting of Messrs. Ferrara and Miller and Drs. Tuttle and Weaver; and (iii) a nominating and governance committee consisting of Messrs. Miller and Sharrock and Drs. Tuttle and Weaver.
Audit Committee
     The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The audit committee’s responsibilities include: (i) appointing and overseeing the independent registered public accounting firm, (ii) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope and plan of work of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The committee is composed of three directors, each of whom is an independent director under the Nasdaq listing standards and the rules of the Securities and Exchange Commission. Each of the audit committee members is financially literate, and Mr. Mehrer, one of the members of the audit committee, qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. During 2005, the audit committee held eleven meetings. The audit committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.mgipharma.com.
Compensation Committee
     The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees, officers, and directors. The compensation committee’s responsibilities include (i) adopting an executive compensation strategy consistent with the Company’s plans and objectives and linked to progressive variable compensation practices, (ii) reviewing all compensation arrangements between the Company and its executive officers and making determinations with respect to salary arrangements including, cash compensation, annual incentive payments, stock options, restricted stock awards, insurance, retirement, other benefits and other perquisites, (iii) establishing and making determinations with respect to other matters of compensation and fringe benefit matters applicable to all of the Company’s employees, including executive officers. In addition, the committee administers the Company’s stock option and stock - based incentive programs. The committee is composed of four directors, each of whom is an independent director under Nasdaq listing standards. During

2005, the compensation committee held five meetings. The compensation committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.mgipharma.com.
Nominating and Governance Committee
     The nominating and governance committee considers and makes recommendations to the Board of Directors with respect to the criteria for the selection of new directors, the number and qualifications of the members of the Board of Directors, the persons to be nominated for election to the Board of Directors and the Company’s corporate governance principles. In addition, the committee’s responsibilities including coordinating succession planning, reviewing compliance with the Company’s corporate governance principles and conducting an annual performance review of the Board of Directors. The committee is composed of four directors, each of whom is an independent director under the Nasdaq listing standards. During 2005, the nominating and governance committee held seven meetings. The nominating and governance committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.mgipharma.com.
     The nominating and governance committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee care of the MGI PHARMA Corporate Secretary at the address listed on the cover page of this Proxy Statement: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.
     In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet to identify and present such persons for consideration by the Board of Directors. The nominating and governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board of Directors candidates. All director nominees approved by the Board of Directors and all individuals appointed to fill vacancies created between our annual meetings of stockholders are required to stand for election by our stockholders at the next annual meeting.
     The nominating and governance committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In general, a candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of the pharmaceutical industry. The nominating and governance committee will consider these criteria for nominees identified by the nominating and governance committee, by stockholders, or through some other source. When current members of the Board of Directors are considered for nomination or reelection, the nominating and governance committee also takes into consideration their prior MGI PHARMA Board of Directors performance and meeting attendance records.

     The nominating and governance committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the nominating and governance committee determines which nominee(s) to recommend to the Board of Directors to submit for election at the next annual meeting. The nominating and governance committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
     No candidates for director nominations were submitted to the nominating and governance committee by any stockholder in connection with the 2006 annual meeting. Any stockholders desiring to present a nomination for consideration by the nominating and governance committee prior to our 2007 annual meeting must do so by November 30, 2006 in order to provide adequate time to duly consider the nominee and comply with our Bylaws.
Attendance
     During 2005, the Board of Directors held ten meetings. Each incumbent director attended at least 97% of the total number of meetings of the Board of Directors and committees on which he/she served that were held during the period he/she was a member of the Board of Directors or such committees. The Company’s Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings. The Board encourages Directors to attend the Annual Meeting. All of our current Directors who were then in office attended the 2005 Annual Meeting.
Board Compensation
     Compensation payable to non-employee directors for service on the Board of Directors and committees thereof is established by the Board of Directors. We do not pay directors who are also employees of or consultants to, the Company for serving on the Board of Directors or any committee. Currently, only Messrs. Moulder and Mitchell are employee directors of the Company. During 2005, each non-employee director received an annual retainer of $20,000, payable quarterly, plus $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone, with the Chairman receiving an additional $1,000 per meeting attended, also payable quarterly. Additionally, each director received $1,000 for each committee meeting attended and the Chairman of the audit committee received an additional $1,000 per audit committee meeting attended.
     In January 2006, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved changes to the compensation schedule of the Board of Directors. Beginning in 2006, each non-employee director receives an annual retainer of $25,000, payable quarterly, plus $3,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone, with the Chairman receiving an additional $1,000 per meeting attended. Additionally, each director receives $1,000 for each committee meeting attended, and the Chairman of the audit committee receives an additional $1,000 per audit committee meeting attended.
     The non-employee directors are also able to elect prior to July 1 of each year to receive shares of our Common Stock in lieu of their annual retainer. These shares are issued on the last business day of each quarter pursuant to awards under the Incentive Plan, as amended, and will be valued as of the close of business on the date of issuance.
     In addition to the fees described above, each new non-employee director will receive an option to purchase 15,000 shares of Common Stock upon such director’s initial election or appointment to the Board of Directors and on the day of such director’s re-election to the Board of Directors. The exercise price of all such options granted is the fair market value of our Common Stock on the date of grant, and all such options vest in equal portions on each of the first four anniversaries of the date of grant of the option.
EXECUTIVE COMPENSATION
Report of Compensation Committee
     Overview
     The Board of Directors has delegated to the compensation committee (the “Committee”) the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company’s executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company’s employees, including executive officers. In addition, the Committee administers the Company’s stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.
     Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company’s continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and that provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with stockholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a retirement plan, an employee stock purchase plan and other benefit programs.
     Process
     In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers’ goals with stockholder goals, the Committee’s general policy has been to adjust salaries based on changes in the cost-of-living (once the officer has reached a reasonable level of compensation commensurate with the assigned responsibilities, as determined by the Committee), to reward performance through a cash incentive program that provides cash payments based on past performance and also to use stock incentive awards as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company’s longer-term market performance.
     In making compensation decisions regarding the Company’s executive officers, the Committee first meets with the Company’s Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee reviews the recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer. The Committee, without participation of the Chief Executive Officer, then makes its determination on compensation decisions with respect to the Chief Executive Officer. The Committee determinations with respect to base salary and cash incentive payments are then presented to the Board of Directors for ratification.
     Executive Compensation Program
     The components of the Company’s executive compensation program that are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, cash incentive payments. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.
     At its meeting in January 2005, the Committee set 2005 base salaries for the executive officers. The increases in base salaries were intended to approximate the increase in the cost of living, plus base salary adjustments based on performance and market conditions.
     Annual cash incentive payments earned for 2005 performance were awarded in January 2006. The annual incentive program for executive officers in 2005 was a continuation of the program adopted by the Committee in 1993. Under the annual incentive program, base cash compensation coupled with a 35% cash incentive payment target was considered by the Committee to be a fair payment for good performance by the Company’s executive officers, other than the Chief Executive Officer. This determination was based primarily on a review of compensation data from comparable companies and the Committee’s conclusion that a 35% cash incentive payment would place the compensation of the executive officers on a par with the middle tier of such comparable companies. In awarding the 2005 cash incentive payments, the Committee considered the overall performance of the Company, individual accomplishments of the executive officers, and the performance of operating groups reporting to each executive officer during 2005.
     The Committee granted restricted stock units to certain executive officers in July 2005 based on the Committee’s subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance. In October 2005, the Committee granted restricted stock units to certain executive officers to compensate them for their significant contributions to the Company in connection with the acquisition of Guilford Pharmaceuticals. All of the restricted stock units granted to executive officers in 2005 vest over a four-year period.

     As part of its review of the Company’s stock incentive compensation, the Committee considered a report on Statement of Financial Accounting Standard 123(R), which requires the Company to commence in fiscal 2006 recording compensation expenses when it grants stock options. The Committee discussed the accounting effects of SFAS 123(R), the reaction of the financial community to it, and various alternatives for reducing the accounting expense that the Company will be required to record as a result of outstanding out-of-the-money options. As part of its review, the Committee considered the desirability of accelerating the vesting of some or all of the unvested stock options that had exercise prices above the then current trading price of the Company’s common stock on the Nasdaq National Market System. In addition, for future years the Committee is considering the use of traditional stock options as well as other long-term compensation methods, including restricted stock, restricted stock units and stock appreciation rights.
     On July 26, 2005, pursuant to and in accordance with the recommendation of the Committee, the Board of Directors approved full acceleration of the vesting of each otherwise unvested stock option that had an exercise price of $26.21 or greater (which was above the then current trading price of the Company’s common stock on the Nasdaq National Market System) granted under the Company’s Amended and Restated 1997 Stock Incentive Plan or the Amended and Restated 1999 Non Employee Director Stock Option Plan that were held by employees, officers and non-employee directors. Options to purchase approximately 2.7 million shares of the Company’s Common Stock, including approximately 842,500 options held by officers at or above the level of Vice President (including executive officers) and approximately 157,500 options held by non-employee directors, were subject to this acceleration.
     On November 8, 2005, pursuant to and in accordance with the recommendation of the Committee, the Board of Directors approved full acceleration of the vesting of each otherwise unvested stock option that had an exercise price of $19.32 or greater (which was above the then current trading price of the Company’s common stock on the Nasdaq National Market System) granted under the Company’s Amended and Restated 1997 Stock Incentive Plan, the Guilford Pharmaceuticals, Inc. 2002 Stock Award and Incentive Plan or the Amended and Restated 1999 Non Employee Director Stock Option Plan that were held by employees, officers and non-employee directors. Options to purchase approximately 1.3 million shares of the Company’s Common Stock, including approximately 243,250 options held by officers at or above the level of Vice President (including executive officers) and approximately 112,500 options held by non-employee directors were subject to this acceleration.
     The Committee required that as a condition to the accelerations that each officer at or above the level of vice president (including the executive officers) and each non-employee director agree to refrain from selling Common Stock acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or upon a “change in control” as defined in any Termination Agreement between the individual and the Company.
     Compensation of the Chief Executive Officer
     In 2005, Mr. Moulder’s base salary was increased from $400,000 to $420,000, and, for 2006, Mr. Moulder’s base salary was increased to $435,000. These adjustments were primarily made to approximate the increase in the cost of living and reflect the Committee’s determination that Mr. Moulder’s base salary represents a reasonable level of compensation commensurate with his responsibilities, particularly in consideration of the base salaries of chief executive officers of comparable companies. The Board awarded 5,000 restricted stock units to Mr. Moulder in July 2005. The Board also granted Mr. Moulder 25,000 stock options in July 2005; however, Mr. Moulder declined those options.
     In January 2006, the Committee awarded Mr. Moulder a cash incentive payment for 2005 performance of $168,000. This represented a continuation of the annual incentive program adopted by the Committee in 1993. In awarding Mr. Moulder’s 2005 cash incentive payment, the Committee considered: Aloxi injection market share gains and revenue increases, the successful acquisition and integration of Guilford Pharmaceuticals and the advancement of the Company’s key clinical development programs.
     Section 162(m) of the Internal Revenue Code
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its stockholders to attempt to qualify the Company’s long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the Company’s Amended and Restated 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.

HUGH E. MILLER, CHAIR
ANDREW J. FERRARA
WANETA C. TUTTLE, Ph.D.
ARTHUR L. WEAVER, M.D.
The Members of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
     Currently, Messrs. Ferrara and Miller and Drs. Tuttle and Weaver serve on the compensation committee. Mr. Ferrara and Dr. Tuttle joined the Compensation Committee in May 2005 upon the retirement of two other directors. None of the Directors serving on the Compensation Committee during 2005 is or was one of our officers or employees. In addition, none of these individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our Board or the compensation committee.

Summary Compensation Table
     The following table sets forth the cash and non-cash compensation awarded to or earned by the persons serving as executive officers of the Company as of December 31, 2005.

					Long Term Compensation
		Annual Compensation			Awards
					Restricted	Securities
Name and Principal					Stock	Underlying	All other
Position	Year	Salary		Bonus	Awards(1)	Options	Compensation(2)
Leon O. Moulder, Jr.	2005	$420,000		$168,000	$134,550		$26,250
President and Chief	2004	400,000	(3)	220,000	$710,520	320,000	25,603
Executive Officer	2003	300,000		180,000	0	200,000	24,938

Martin J. Duvall	2005	$263,750		$78,466	$164,865	17,500	$15,502
Senior Vice President, Commercial Operations(4)	2004	23,667			0	50,000	90,021

James C. Hawley	2005	$240,583		$69,468	$163,190	65,000	$47,850
Senior Vice President, Chief Financial Officer(5)

Mary Lynne Hedley	2005	$310,000		$97,650	$164,865	17,500	$26,250
Senior Vice President, Chief Scientific Officer(6)	2004	95,496		103,250	$439,200	72,500	49,462

Eric P. Loukas	2005	$267,500		$84,263	$164,865	22,500	$19,454
Senior Vice President, General Counsel and Secretary(7)	2004	122,276		48,125	$0	42,500	5,208

(1)	The amount represents the dollar value of restricted stock units granted to officers in 2005 under the Company’s 1997 Stock Incentive Plan. One fourth of the restricted stock units will vest on each of the first four anniversaries of the award date. For the purposes of this table, the restricted stock units are valued based on the closing price of MGI PHARMA Common Stock on the date the restricted stock units were granted. Dividends are not paid on restricted stock units. As of December 31, 2005, based on the closing price of MGI PHARMA Common Stock on that date, Mr. Moulder held 29,000 restricted stock units with an aggregate value of $497,640, Mr. Duvall held 6,500 restricted stock units with an aggregate value of $111,540, Mr. Hawley held 5,000 restricted stock units with an aggregate value of $85,800, Dr. Hedley held 21,500 restricted stock units with an aggregate value of $368,940 and Mr. Loukas held 6,500 restricted stock units with an aggregate value of $111,540.

(2)	These amounts include the Company’s contributions to the Company’s Retirement Plan.

Company contributions under the Company’s Retirement Plan are made in the form of MGI Common Stock and cash. The amounts included under this column attributable to Company contributions of MGI PHARMA Common Stock represent the fair market value of MGI PHARMA Common Stock on the date of the Company’s contribution and for 2005 were $14,700 to Messrs. Duvall, Loukas and Moulder and Dr. Hedley and $7,850 to Mr. Hawley. Cash contributions under the Company’s Retirement Plan are made annually following the end of each calendar year and for 2005, Company contributions to each of the executive officers were $11,550 to Dr. Hedley and Mr. Moulder, $4,754 to Mr. Loukas, $802 to Mr. Duvall, and $0 to Mr. Hawley.

These amounts also include a $40,000 signing bonus and a $25,000 relocation bonus paid to Mr. Duvall in 2004, a $30,000 signing bonus paid to Dr. Hedley in 2004 and a $40,000 signing bonus paid to Mr. Hawley in 2005.
(3)	Mr. Moulder was promoted to Chief Executive Officer in May 2003.

(4)	Mr. Duvall was appointed an executive officer in November 2004.

(5)	Mr. Hawley was appointed an executive officer in January 2005.

(6)	Dr. Hedley was appointed an executive officer in October 2005.

(7)	Mr. Loukas was appointed an executive officer and corporate secretary by the Board of Directors in July 2004.
Employment Agreements and Change in Control Agreements
     None of the Company’s executive officers has a written employment agreement. Each of Messrs. Moulder, Duvall, Hawley and Loukas and Dr. Hedley does, however, have a termination agreement with the Company providing that, following a “Change in Control” (as defined) of the Company, if such officer is terminated by the Company without “Cause” (as defined) or leaves for “Good Reason” (as defined), then (i) the officer will be entitled to receive a lump sum cash payment equal to 24 times such officer’s monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), which as of the date of this proxy statement, would amount to $870,000 for Mr. Moulder, $570,000 for Mr. Duvall, $550,000 for Mr. Hawley, $680,000 for Dr. Hedley and $572,000 for Mr. Loukas and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The termination agreements provide that if the officer receives payments under the agreement that would subject the officer to any federal excise tax due under Sections 280G and 4999 of the Code, then the officer will also receive a cash “gross-up” payment so that the officer will be in the same net after-tax position that the officer would have been in had such excise tax not been applied. Sections 280G and 4999 of the Code provide that if “parachute payments” (compensatory payments contingent on a change in control) made to a covered individual equal or exceed three times such individual’s “base amount” (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual’s base amount will be subject to a 20% excise tax and will not be deductible by the Company. Under the termination agreements, “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election that results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and “Good Reason” is defined to include a change in the officer’s responsibility or status, a reduction in salary or benefits or a mandatory relocation.

     Several of our compensation and benefit plans contain provisions for enhanced benefits upon a change-in-control of MGI PHARMA. These enhanced benefits include immediate vesting of stock options and restricted stock unit awards. The executive officers named in the Summary Compensation Table and other executive officers also hold limited stock appreciation rights, granted in tandem with stock options that would become immediately exercisable upon a change-in-control, in lieu of the related option. Our retirement plan provides for full vesting if employment terminates under specified circumstances following a change-in-control.
Stock Options
     The following table summarizes stock option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person’s 2005 base compensation.
Option Grants During Year Ended December 31, 2005

	Individual Grants
		% of Total			Potential Realizable
		Options			Value at Assumed
	Number of	Granted to			Annual Rates of
	Securities	Employees	Exercise		Stock Price
	Underlying	in Fiscal	or Base		Appreciation for
	Options	Year	Price	Expiration	Option Term(3)
Name	Granted (1)	2005	($/share)	Date(2)	5%	10%
Leon O. Moulder, Jr.	0	0.00			0	0

Martin J. Duvall	17,500	7.19	$26.91	7/15/2012	$191,714	$446,775

James C. Hawley	50,000	20.53	$22.69	1/31/2012	$461,856	$1,076,319
	15,000	6.16	$26.91	7/15/2012	$164,326	$382,950

Mary Lynne Hedley	17,500	7.19	$26.91	7/15/2012	$191,714	$446,775

Eric P. Loukas	5,000	1.59	$27.15	1/3/2012	$55,264	$128,788
	17,500	7.19	$26.91	7/15/2012	$191,714	$446,775

(1)	All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options granted to executive officers were granted in tandem with limited stock appreciation rights, (each a “Limited Right”). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

(2)	The options that expire on January 3, 2012, are exercisable as to 25% of the underlying option shares as of January 3, 2006, 50% of such option shares as of January 3, 2007, 75% of such option shares as of January 3, 2008 and 100% of such option shares as of January 3, 2009.

The options that expire on January 31, 2012, are exercisable as to 25% of the underlying option shares as of January 31, 2006, 50% of such option shares as of January 31, 2007, 75% of such option shares as of January 31, 2008 and 100% of such option shares as of January 31, 2009.

The options that expire on July 15, 2012 are exercisable as to 25% of the underlying option shares as of July 15, 2006, 50% of such option shares as of July 15, 2007, 75% of such option shares as of July 15, 2008 and 100% of such option shares as of July 15, 2009.

(3)	These amounts represent value based on certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 77,583,796 shares of Common Stock are outstanding as of December 31, 2005, a beginning stock price of $28.81 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company’s outstanding Common Stock would increase from $1.3 billion to $2.2 billion assuming 5% annual appreciation, and to $3.5 billion assuming 10% annual appreciation. Using the same number of outstanding shares, beginning stock price and annual appreciation rates, but reducing the years of appreciation to 7 years, the aggregate market value of the Company’s outstanding Common Stock would increase from $1.3 billion to $1.9 billion assuming 5% annual appreciation, and to $2.6 billion assuming 10% annual appreciation.
     The following table summarizes stock option exercises during the year ended December 31, 2005 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 2005.
Aggregated Option Exercises During Year Ended December 31, 2005
and Value of Options Held at December 31, 2005

			Number of Securities
			Underlying	Value of Unexercised
	Shares		Unexercised Options	In-the-Money Options
	Acquired		Held at December 31,	Held at
	on	Value	2005 (Exercisable/	December 31, 2005
Name	Exercise	Realized(1)	Unexercisable)	(Exercisable/Unexercisable)(1)
Leon O. Moulder, Jr.	70,000	$1,327,875	735,000/127,500	$4,178,334/$1,280,775

Martin J. Duvall	0		67,500/0	$0/$0

James C. Hawley	0		65,000/0	$0/$0

Mary Lynne Hedley	0		75,000/0	$0/$0

Eric P. Loukas	0		65,000/0	$0/$0

(1)	“Value” has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise for exercised options or December 31, 2005 for unexercised options.

Equity Compensation Plans
     The following table summarizes as of December 31, 2005 the shares of the Company’s Common Stock subject to outstanding awards or available for future awards under the Company’s equity compensation plans and arrangements.

			Number of Shares
	Number of Shares to	Weighted-average	Remaining Available for
	be Issued Upon	Exercise Price of	Future Issuance under
Equity	Exercise of	Outstanding	Equity Compensation Plans
Compensation Plans	Outstanding Options,	Options, Warrants	(excluding shares reflected
Category	Warrants and Rights	and Rights	in the first column)
Approved by	10,574,880	$16.43	1,061,361 [1]
Stockholders

Not Approved by	40,616 [2]	$5.24	0
Stockholders

Total	10,615,496	$16.38	1,061,361

(1)	Includes 794,088 shares remaining available under the Incentive Plan (without taking into account the effect of Proposal Two), 246,250 shares remaining available under the 1999 Nonemployee Director Stock Option Plan and 21,023 shares remaining available under the Guilford Pharmaceuticals Inc. 2002 Stock Option Plan.

(2)	Includes shares underlying stock options granted to the Regents of California for license rights to technology acquired by the Company. Vesting of the remaining unvested options, which represents 20,000 shares, will occur in equal amounts when (i) a new drug application (“NDA”) for a licensed product is submitted to regulatory authorities for marketing approval and (ii) a licensed product is approved for marketing. The terms of the agreement expire on August 31, 2008.
Certain Relationships and Related Party Transactions
     Since the Company acquired Guilford Pharmaceuticals Inc. in October 2005, Dean J. Mitchell has been employed by the Company on an at-will basis to assist with the integration of Guilford’s research, development and commercial programs into the business of the Company. In connection with his employment, Mr. Mitchell is paid a salary of $45,833 per month. The Company expects to continue to employ Mr. Mitchell through June 2006.

AUDIT COMMITTEE REPORT AND INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FEES
Report of the Audit Committee
     The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter can be found on the Company’s website at www.mgipharma.com. All members of the Audit Committee are independent under the Nasdaq listing standards and the regulations of the SEC.
     Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2005 (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     Our Committee also has received, reviewed and discussed the written disclosures and letter from KPMG required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and we have discussed with KPMG that firm’s independence.
     Based on the foregoing review and discussions, we have recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

EDWARD W. MEHRER, CHAIR
ANDREW J. FERRARA
DAVID B. SHARROCK
The Members of the Audit Committee

PROPOSAL TWO
AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK
INCENTIVE PLAN
     The stockholders of the Company are being asked to consider and vote upon a proposal to approve the Company’s Amended and Restated 1997 Stock Incentive Plan (the “Incentive Plan”). Stockholder approval of the amendment and restatement of the Incentive Plan is being requested so that stock options granted under the Incentive Plan may continue to qualify as incentive stock options under Section 422 of the Internal Revenue Code, so that awards, including options, may continue to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and because such approval is required by The Nasdaq Stock Market. The primary changes to the Incentive Plan are the following:
•	The maximum number of shares of Common Stock in respect of which stock-based awards may be granted under the Incentive Plan has been increased from 14,162,338 to 21,562,338 shares.

•	The maximum number of shares of stock subject to stock option or stock appreciation rights awards that may be granted to any one individual has been increased from 450,000 during any three consecutive calendar years to 450,000 for any type of stock award during any calendar year.

•	The Company’s ability to reprice options or stock appreciation rights without stockholder approval and to grant “reload” options has been eliminated.

•	Individual limits for cash-based performance awards intended to qualify under Section 162(m) of the Internal Revenue Code have been added to the Incentive Plan. These limits are $2,000,000 per grantee for one year performance awards and $5,000,000 per year for multi-year performance awards.

•	The following business criteria have been added to the Incentive Plan for awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

•	The Incentive Plan term has been extended until May 9, 2016.
     A copy of the Incentive Plan is attached as an annex hereto and the description set forth below is qualified in its entirety by reference to the Incentive Plan. The Incentive Plan, as amended and restated, provides that if the Company’s stockholders fail to approve the Incentive

Plan within one year after March 14, 2006, the awards granted on or after March 14, 2006, for shares in excess of the number of shares available for grants under the Incentive Plan before its amendment and restatement will be null and void; and the terms of the Incentive Plan will be those terms that were in effect before the amendment and restatement.
     On the record date for the Annual Meeting, the closing price of our Common Stock was $16.20 per share. No benefits have been granted under the Incentive Plan pending stockholder approval of the amendment of the plan. On the record date for the Annual Meeting, there were approximately 8 executive officers, 564 employees and 6 non-employee directors of the Company and its subsidiaries who were eligible to participate in the Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal Two to approve the Incentive Plan.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.
Description of the Plan
     A description of the provisions of the Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Incentive Plan, a copy of which is attached as Annex A to this proxy statement.
     Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.
     Common Stock Reserved for Issuance under the Incentive Plan. The Common Stock issued or to be issued under the Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Incentive Plan.
     Eligibility. Awards may be made under the Incentive Plan to employees, officers and directors of or consultants or advisers to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.
     Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason as to any shares of Common Stock as to which awards have not been made. The Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent stated by the Board of Directors, required by the Internal Revenue Code or other applicable laws, rules or regulations, or required by applicable stock exchange listing requirements. In addition, an amendment to the plan will be contingent on stockholder approval if the amendment would: (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the plan, or (iii) materially modify the requirements as to eligibility for participation in the plan. No amendment, suspension or termination of the plan may impair a grantee’s rights or obligations under any award previously awarded under the plan without the grantee’s consent.
     Options. The Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.
     The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock listed on The Nasdaq Stock Market, Inc. (or listed on an established national or regional stock exchange or publicly traded on an established securities market) on the day before the determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
     The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years (or 5 years, in the case of 10% stockholders who are granted incentive stock options) from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.
     In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.
     Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).
     Stock options granted under the Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
     Other Awards. The Compensation Committee may also award:
•	unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;

•	restricted stock, which are shares of Common Stock subject to restrictions that may be granted for no consideration (other than par value of the shares which is deemed paid by services already rendered). Restricted stock and stock units (described below) that vest solely by the passage of time (i.e., non-performance based) have a minimum vesting period of three years from the grant date, and restricted stock and stock units for which vesting may be accelerated by achieving performance targets have a minimum vesting period of one year from the grant date.

•	stock units, which are Common Stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	performance and annual incentive awards, ultimately payable in Common Stock, cash, other awards or other property, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The performance goals for a performance or annual incentive award must be established no later than 90 days after the beginning of the applicable performance period. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).
     Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Incentive Plan to vest, unless the awards are assumed, continued or substituted for in connection with the change of control transaction.
     Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.
     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).
     To qualify as performance-based:

     (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
     (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;
     (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and
     (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.
     In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.
     Under the Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:
•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity; and

•	revenue.
     Business criteria may be measured on a GAAP or non-GAAP basis.
     Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.
     The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the Incentive Plan to any person is 450,000 per year. The maximum number of shares of Common Stock that can be awarded under the Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 450,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5,000,000.
Federal Income Tax Consequences
     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.
     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
     If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
     In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.
     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of non-discounted stock appreciation rights (i.e., for which the exercise price may never be less than the fair market value of the underlying stock on the date of grant) under the Incentive Plan. Upon exercising a non-discounted stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
     Other Federal Income Tax Considerations. Section 409A of the Internal Revenue Code provides that deferred compensation that is not structured to satisfy Section 409A may result in accelerated federal income taxation, a 20% penalty tax applied in addition to federal income tax otherwise owed and, potentially, interest for any underpayment of tax at the ordinary underpayment rate plus one percentage point. Stock options granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant and stock appreciation rights with a grant price equal to the fair market value of the underlying common stock on the date of grant are generally exempt from the application of Section 409A. In addition, Section 280G of the Internal Revenue Code provides that to the extent that payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax on the employee and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.
     The foregoing discussion summarizes the Federal income tax consequences of the Incentive Plan based on current provisions of the Internal Revenue Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed KPMG the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006. KPMG has served as the Company’s registered public accounting firm since the Company’s incorporation and has no relationship with the Company other than that arising from its engagement as independent registered public accounting firm. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee is not obligated to appoint other registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Independent Registered Public Accounting Firm Fees
     KPMG, the independent registered public accounting firm of the Company, provides both audit and non-audit services to the Company. The fee table below reports fees billed or to be billed to the Company for professional services provided to the Company during each of the years ended December 31, 2004 and 2005. Beginning September 2002, the audit committee’s charter required pre-approval of services provided to the Company by KPMG. In 2004 and 2005, all of the fees incurred were pre-approved by the audit committee. Based in part on its review of the nature and value of services provided by KPMG, the Audit Committee has concluded that the provision of non-audit services are compatible with maintaining KPMG’s independence.

	2004	2005
Audit Fees(1)	$453,850	$494,307

Audit Related Fees(2)	9,000	10,000

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total Fees	$462,850	$504,307

(1)	Audit Fees include fee for professional services rendered by KPMG for the annual audit and review of the financial statements included in the Company’s quarterly reports or services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. Includes fees of $131,350 in 2004 and $176,307 in 2005 for services related to comfort letters, consents and assistance provided to the Company on regulatory filings and in conjunction with our required SEC filing requirements related to financing and acquisition transactions.

(2)	Audit Related Fees include fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. Includes audit-related fees representing services for audits of the Company’s retirement plan.

(3)	There were no fees billed by KPMG in 2004 or 2005 that relate to professional services for tax compliance, tax advice and tax planning.

(4)	There were no fees billed by KPMG in 2004 and 2003 that are not included in one of the above categories.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth certain information as of March 13, 2006, with respect to Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, all directors and executive officers as a group, and all stockholders known to the Company to have been beneficial owners of more than 5% of the Company’s Common Stock. Except as otherwise indicated, the individuals and entities listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

	Amount and Nature of
Name of Beneficial Owners	Beneficial Ownership	Percent of Class
Adage Capital Partners L.P. (1)	4,865,177	6.4%
Barclays Global Investors, N.A. and affiliated entities (2)	4,295,255	5.9%

Delaware Management Business Trust/Delaware Management Holdings (3)	5,312,800	6.8%
Janus Capital Management LLC(4)	4,708,825	6.1%
Andrew J. Ferrara (5)	56,801	*
Edward W. Mehrer (5)	80,704	*
Hugh E. Miller (5)	181,071	*
Dean J. Mitchell(5)	3,391	*
Leon O. Moulder, Jr.(5) (6)	995,525	1.3%
David B. Sharrock(5)	79,500	*
Waneta Tuttle, Ph.D.(5)	75,000	*
Arthur L. Weaver, MD(5)	101,250	*
Martin J. Duvall(5) (6)	75,263	*
James C. Hawley(5) (6))	71,458	*
Mary Lynne Hedley(5) (6)	79,317	*
Eric P. Loukas(5) (6)	71,650	*
All current directors and executive officers as a group (12 persons)(5) (6)	1,601,250	2.1%

*	Less than 1%

(1)	This stockholder’s address is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116. The information concerning this stockholder is based solely on an Amendment to Schedule 13G, filed with the SEC on February 14, 2006. Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), Adage Capital Advisors, L.L.C. (“ACA”), and Phillip Gross (“Mr. Gross”) filed the Schedule 13G/A together with Robert Atchinson (“Mr. Atchinson”, collectively the “Filing Persons”). The shares of the Company’s common stock reported as being beneficially owned by the Filing Persons are directly owned by ACP. ACP has the power to dispose of and the power to vote the shares of the Company’s common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA directly own any shares of the Company’s common stock. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote shares of the Company’s common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly owns any shares of the Company’s common stock.

(2)	The address for Barclays Global Investors, NA (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Fund Advisors”) is 45 Fremont Street, San Francisco 94105, the address for Barclays Global Investors, Ltd. (“Barclays Investors Ltd.”) is Murray House, 1 Royal Mint Court, London, EC3N 4HH and the address for Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Trust”) is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuy-Ku, Tokyo 150-0012 Japan. The information concerning Barclays Investors, Barclays Fund Advisors, Barclays Investors Ltd. and Barclays

Japan Trust is based solely on a Schedule 13G, filed with the SEC on January 26, 2006. As of December 31, 2005, the Schedule 13G indicates that Barclays Investors has sole voting power as to 1,497,780 shares and sole dispositive power as to 1,802,648 shares, Barclays Fund Advisors has sole voting power of 2,488,189 shares and sole dispositive power as to 2,492,607 shares, Barclays Investors Ltd. has sole voting power and sole dispositive power as to 0 shares and Barclays Japan Trust has sole voting power and sole dispositive power as to 0 shares.

(3)	The address for Delaware Management Holdings (“DMH”) and Delaware Management Business Trust, Inc. (“DMBT” together with DMH, the “Filing Persons”) is 2005 Market Street, Philadelphia, Pennsylvania 19103. The information concerning the Filing Persons is based solely on a Schedule 13G, filed with the SEC on February 9, 2006. DMBT is a registered investment advisor and a wholly-owned subsidiary of DMH. Lincoln National Corp. is reported as the ultimate parent of the Filing Persons. The Filing Persons may be deemed to share beneficial ownership of shares of the Company’s common stock with various investment companies for which the Filing Persons are investment advisers. Of the shares beneficially owned, the Filing Persons have sole voting power with respect to 5,296,807 shares, sole disposition power with respect to 5,309,450 shares, shared voting power with respect to 542 shares and shared disposition power with respect to 3,350 shares.

(4)	This stockholder’s address is 151 Detroit Street, Denver, Colorado 80206. The information concerning this stockholder is based solely on an Amendment to Schedule 13G, filed with the SEC on February 14, 2006. Janus Capital Management LLC (“Janus Capital”) has an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC (“EIT”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, Janus Capital, Perkins Wolf and EIT aggregate their holdings for purposes of reporting beneficial ownership of securities. Janus Capital, Perkins Wolf and EIT are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 4,708,825 shares of the Company’s common stock held by such Managed Portfolios.

(5)	Includes the following number of shares that can be acquired within 60 days of March 13, 2006 through the exercise of stock options: Mr. Ferrara, 53,750 shares; Mr. Mehrer, 75,000 shares; Mr. Miller, 161,250 shares; Mr. Mitchell, 0 shares; Mr. Moulder, 785,000 shares, Mr. Sharrock, 77,500 shares; Dr. Tuttle 75,000 shares, Dr. Weaver, 101,250 shares; Mr. Duval, 67,500 shares; Mr. Hawley 65,000 shares; Dr. Hedley 75,000 shares; Mr. Loukas, 65,000 shares; and all directors and executive officers, 1,870,930 shares.

(6)	Includes the following number of shares beneficially owned as of February 22, 2006 through the Company’s Retirement Savings Plan: Mr. Moulder, 9,525 shares, Mr. Duval, 887 shares; Mr. Hawley 458 shares; Dr. Hedley 1,317 shares; and Mr. Loukas, 1,150 shares.
     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file.
     Based on a review of copies of these reports we received and on written representations from certain reporting persons, we believe that during 2005, our executive officers and directors filed with the Securities and Exchange Commission on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, except that (i) a Form

4 was filed by Dr. Hedley on October 6, 2005, instead of on October 5, 2005, reflecting options to purchase shares of the Company’s common stock she was granted upon her appointment as the Company’s Chief Scientific Officer, and (ii) a Form 5 was filed by Mr. Mitchell reflecting his divestiture of shares of the Company’s common stock, instead of a Form 4.
COMPARATIVE STOCK PERFORMANCE
     The graph below compares the cumulative total stockholder return on MGI’s Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index, and on the Nasdaq Biotechnology Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 2000 and the reinvestment of all dividends).
PROPOSALS FOR THE NEXT ANNUAL MEETING
     Any stockholder proposals to be presented at the 2007 Annual Meeting or considered for inclusion in the Company’s proxy material for the 2007 Annual Meeting of Stockholders must be received at the Company’s principal executive office at 5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437, by November 30, 2006. In connection with any matter to be proposed by a stockholder at the 2007 Annual Meeting, but not proposed for inclusion in the Company’s proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that stockholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by November 30, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

Eric P. Loukas
Secretary
March 30, 2006

ANNEX A

MGI PHARMA, INC.
AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

(as amended and restated effective _________ __, 2006 and
formerly known as the 1997 Stock Incentive Plan)

ANNEX A

- i -

ANNEX A

- ii -

ANNEX A

Page
18.4. Captions	24
18.5. Other Provisions	24
18.6. Number and Gender	24
18.7. Severability	24
18.8. Governing Law	24
18.9. Section 409A of the Code	24

- iii -

ANNEX A
MGI PHARMA, INC.
AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
(Amended and Restated Effective as of [                               ,] 2006)
     MGI Pharma, Inc., a Minnesota corporation (the “Company”), sets forth herein the terms of its Amended and Restated 1997 Stock Incentive Plan (the “Plan”), which is an amendment and restatement of the Company’s 1997 Stock Incentive Plan, as follows:
1. PURPOSE
     The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
     The Plan is an amendment and restatement as of [                               ,] 2006 of the MGI Pharma, Inc. 1997 Stock Incentive Plan, as amended (the “Prior Plan”). From and after the date on which the Company’s stockholders approved the Prior Plan, no awards or stock options shall be granted under the Company’s 1994 Stock Incentive Plan, as amended, the Company’s 1984 Stock Option Plan, as amended, and the Company’s 1982 Incentive Stock Option Plan, as amended.
2. DEFINITIONS
     For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
     2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
     2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

ANNEX A
     2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
     2.4 “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
     2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.
     2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
     2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
     2.10 “Company” means MGI Pharma, Inc.
     2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
     2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.
     2.13 “Disability” means the Grantee is disabled under the Company’s long term disability plan for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to

ANNEX A
dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
     2.15 “Effective Date” means [                          ,] 2006, the date the Plan, as amended and restated, is approved by the stockholders of the Company.
     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.
     2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
     2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
     2.20 “Grantee” means a person who receives or holds an Award under the Plan.
     2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
     2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

ANNEX A
     2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
     2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.
     2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.
     2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.
     2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
     2.28 “Plan” means this MGI Pharma, Inc. Amended and Restated 1997 Stock Incentive Plan, which is an amendment and restatement of the Prior Plan.
     2.29 “Prior Plan” means the MGI Pharma, Inc. 1997 Stock Incentive Plan, as amended, which was originally approved by the stockholders of the Company on May 13, 1997.
     2.30 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
     2.31 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
     2.32 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
     2.33 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.
     2.34 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
     2.35 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
     2.36 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

ANNEX A
     2.37 “Stock” means the common stock, par value $.01 per share, of the Company.
     2.38 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
     2.39 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.
     2.40 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
     2.41 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
     2.42 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
     2.43 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
     2.44 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3. ADMINISTRATION OF THE PLAN
3.1. Board.
     The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2. Committee.
     The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in

ANNEX A
Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law.
     (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who comply with the independence requirements of the stock exchange on which the Common Stock is listed. The Committee shall be the Compensation Committee.
     (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
3.3. Terms of Awards.
     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan

ANNEX A
but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award and no amendment or modification to an Award that would treated as a repricing under the rules of the stock exchange on which the Stock is listed shall be made without approval of the Company’s shareholders.
     The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
     Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.
3.4. Deferral Arrangement.
     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.5. No Liability.
     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.6. Share Issuance/Book-Entry.
     Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

ANNEX A
4. STOCK SUBJECT TO THE PLAN
     Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 21,562,338. Notwithstanding the preceding sentence and also subject to adjustment as provided in Section 17 hereof, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed 7,800,000 and the number of shares that may be issued as Incentive Stock Options shall not exceed 21,562,338. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. SARs settled in shares of Stock shall be counted one-for-one against the share total.
     If the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

ANNEX A
5. EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1. Effective Date.
     The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.
5.2. Term.
     The Plan, as amended and restated, shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.
5.3. Amendment and Termination of the Plan.
     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6. AWARD ELIGIBILITY AND LIMITATIONS
6.1. Service Providers and Other Persons.
     Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
6.2. Successive Awards and Substitute Awards.
     An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market

ANNEX A
Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.
6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
     (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 450,000 per calendar year;
     (ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 450,000 per calendar year; and
     (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.
     The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.
7. AWARD AGREEMENT
     Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8. TERMS AND CONDITIONS OF OPTIONS
8.1. Option Price.
     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

ANNEX A
8.2. Vesting.
Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
8.3. Term.
     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
8.4. Termination of Service.
     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5. Limitations on Exercise of Option.
     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
8.6. Method of Exercise.
     An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

ANNEX A
8.7. Rights of Holders of Options.
     Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8. Delivery of Stock Certificates.
     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
8.9. Transferability of Options.
     Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10. Family Transfers.
     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11. Limitations on Incentive Stock Options.
     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

ANNEX A
9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1. Right to Payment and Grant Price.
     An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.
9.2. Other Terms.
     The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1. Grant of Restricted Stock or Stock Units.
     Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
10.2. Restrictions.
     At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold,

ANNEX A
transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
10.3. Restricted Stock Certificates.
     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4. Rights of Holders of Restricted Stock.
     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5. Rights of Holders of Stock Units.
               10.5.1. Voting and Dividend Rights.
     Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
               10.5.2. Creditor’s Rights.
     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6. Termination of Service.
     Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

ANNEX A
Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
10.7. Purchase of Restricted Stock.
     The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.
10.8. Delivery of Stock.
     Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
     The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1. General Rule.
     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
12.2. Surrender of Stock.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

ANNEX A
12.3. Cashless Exercise.
     With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
12.4. Other Forms of Payment.
     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1. Dividend Equivalent Rights.
     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
13.2. Termination of Service.
     Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

ANNEX A
14. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
14.1. Performance Conditions.
     The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
14.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.
     If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
               14.2.1. Performance Goals Generally.
     The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
               14.2.2. Business Criteria.
     One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total

ANNEX A
return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.
               14.2.3. Timing For Establishing Performance Goals.
     Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
               14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.
     Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
14.3. Written Determinations.
     All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
14.4. Status of Section 14.2 Awards Under Code Section 162(m).
     It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given

ANNEX A
Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
15. PARACHUTE LIMITATIONS
     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
16.	REQUIREMENTS OF LAW
16.1. General.
     The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any

ANNEX A
other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2. Rule 16b-3.
     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
17. EFFECT OF CHANGES IN CAPITALIZATION
17.1. Changes in Stock.
     If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution

ANNEX A
payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.
17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
     Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
17.3. Corporate Transaction.
     Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:
          (i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

ANNEX A
          (ii) either of the following two actions shall be taken:
               (A) fifteen (15) days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or
               (B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
     With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.
17.4. Adjustments.
     Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

ANNEX A
17.5. No Limitations on Company.
     The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
18. GENERAL PROVISIONS
18.1. Disclaimer of Rights.
     No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2. Nonexclusivity of the Plan.
     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
18.3. Withholding Taxes.
     The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company

ANNEX A
or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.
18.4. Captions.
     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5. Other Provisions.
     Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
18.6. Number and Gender.
     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
18.7. Severability.
     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.8. Governing Law.
     The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Minnesota, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.9. Section 409A of the Code.
     The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board

ANNEX A
determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.
*  *  *
     To record adoption of the Plan by the Board as of March 13, 2006, and approval of the Plan by the stockholders on [                          ,] 2006, the Company has caused its authorized officer to execute the Plan.

MGI PHARMA, INC.

By:

Title:

MGI PHARMA, INC
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 9, 2006
1:00 p.m. Central Time
IDS Center
80 South 8th Street
Windows on Minnesota, 50th Floor,
Minneapolis, Minnesota

MGI PHARMA, INC. 5775 West Old Shakopee Road, Suite 100 Bloomington, MN 55437-3174	proxy

This proxy is solicited on behalf of the MGI PHARMA Board of Directors.
By signing this proxy, you revoke all prior proxies and appoint Eric P. Loukas and Kathleen A. Molacek, or either one of them, as Named Proxies, each with the power to appoint his/her substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of MGI PHARMA, INC. held of record by the undersigned at the close of business on March 13, 2006, at the Annual Meeting of Stockholders of the Company to be held on May 9, 2006, or any adjournment hereof.
If no choice is specified, the proxy will be voted “FOR’’ Items 1, 2, 3 and 4.
See reverse for voting instructions.

COMPANY #
There are two ways to vote your Proxy
Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 8, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MGI PHARMA, INC., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Andrew J. Ferrara	05 Leon O. Moulder, Jr.	☐ Vote FOR	☐ Vote WITHHELD
		02 Edward W. Mehrer	06 David B. Sharrock	all nominees	from all nominees
		03 Hugh E. Miller	07 Waneta C. Tuttle, Ph.D.	(except as marked)
		04 Dean J. Mitchell	08 Arthur L. Weaver, M.D.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Amended and Restated 1997 Stock Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares available for issuance under the Incentive Plan by 7,400,000 shares;	☐	For	☐	Against	☐	Abstain

3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and	☐	For	☐	Against	☐	Abstain
4.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.